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                                     EXHIBIT


                                    10.2.5.2



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                    SUZUKI DEALER SALES AND SERVICE AGREEMENT


                               STANDARD PROVISIONS


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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2. PLACE OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          2.1   Location . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          2.2   Identification and Signs.. . . . . . . . . . . . . . . . . . . 3
          2.3   Business Hours.. . . . . . . . . . . . . . . . . . . . . . . . 3

3. RETAIL SALES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          3.1   Suzuki Products and Tradenames.. . . . . . . . . . . . . . . . 4
          3.2   Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          3.3   Inventory Responsibility.. . . . . . . . . . . . . . . . . . . 4
          3.4   Standard Accounting System.. . . . . . . . . . . . . . . . . . 4
          3.5   Sales Records and Reports. . . . . . . . . . . . . . . . . . . 4
          3.6   Retail Delivery Report.. . . . . . . . . . . . . . . . . . . . 5
          3.7   Dealer Reports.. . . . . . . . . . . . . . . . . . . . . . . . 5
          3.8   Electronic Data Processing Requirements. . . . . . . . . . . . 5
          3.9   Dealer Directives. . . . . . . . . . . . . . . . . . . . . . . 5
          3.10  Promotions.. . . . . . . . . . . . . . . . . . . . . . . . . . 5
          3.11  Suzuki Product Orders. . . . . . . . . . . . . . . . . . . . . 5
          3.12  Distribution and Delivery. . . . . . . . . . . . . . . . . . . 6
          3.13  Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . 6
          3.14  Suggested Retail Prices. . . . . . . . . . . . . . . . . . . . 6
          3.15  Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          3.16  Security Interest. . . . . . . . . . . . . . . . . . . . . . . 7
          3.17  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 7

4. SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

          4.1   Service Records. . . . . . . . . . . . . . . . . . . . . . . . 7
          4.2   Recommended Service Procedures . . . . . . . . . . . . . . . . 7
          4.3   Records and Manuals. . . . . . . . . . . . . . . . . . . . . . 7
          4.4   Service Schools. . . . . . . . . . . . . . . . . . . . . . . . 7
          4.5   Service Personnel. . . . . . . . . . . . . . . . . . . . . . . 7
          4.6   Recall Procedures. . . . . . . . . . . . . . . . . . . . . . . 8
          4.7   Dealer Distributed Literature. . . . . . . . . . . . . . . . . 8
          4.8   Notice of Complaints.. . . . . . . . . . . . . . . . . . . . . 8

5. CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          5.1   Net Working Capital. . . . . . . . . . . . . . . . . . . . . . 8
          5.2   Flooring and Lines of Credit . . . . . . . . . . . . . . . . . 8

6. CREDIT, FINANCE AND PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . 9
          6.1   Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          6.2   Payment for Suzuki Vehicles. . . . . . . . . . . . . . . . . . 9
          6.3   Open Account.. . . . . . . . . . . . . . . . . . . . . . . . . 9
          6.4   Security Interest. . . . . . . . . . . . . . . . . . . . . . . 9

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          6.5   Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          6.6   Costs of Return. . . . . . . . . . . . . . . . . . . . . . . . 9
          6.7   Effect of Termination. . . . . . . . . . . . . . . . . . . . . 9

7. ADVERTISING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          7.1   Advertising Standards. . . . . . . . . . . . . . . . . . . . .10
          7.2   Participation. . . . . . . . . . . . . . . . . . . . . . . . .10
          7.3   Voluntary Dealer Cooperative Advertising Association.. . . . .10

8. TRANSPORTATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
          8.1   Delivery.. . . . . . . . . . . . . . . . . . . . . . . . . . .10
          8.2   Refusal of Delivery. . . . . . . . . . . . . . . . . . . . . .11
          8.3   Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . .11
          8.4   Risk of Loss.. . . . . . . . . . . . . . . . . . . . . . . . .11
          8.5   Product Return.. . . . . . . . . . . . . . . . . . . . . . . .11

9. PRODUCT WARRANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
          9.1   Warranty Records.. . . . . . . . . . . . . . . . . . . . . . .11
          9.2   Warranty Responsibility. . . . . . . . . . . . . . . . . . . .12
          9.3   Dealer Obligation. . . . . . . . . . . . . . . . . . . . . . .12
          9.4   Warranty Service and Credit. . . . . . . . . . . . . . . . . .12
          9.5   No Other Warranties. . . . . . . . . . . . . . . . . . . . . .12

10. PARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
          10.1  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . .12
          10.2  Genuine Suzuki Replacement Parts . . . . . . . . . . . . . . .12
          10.3  Shipment Acceptance. . . . . . . . . . . . . . . . . . . . . .12

11. TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
          11.1  Termination by DEALER. . . . . . . . . . . . . . . . . . . . .13
          11.2  Termination by SUZUKI. . . . . . . . . . . . . . . . . . . . .13
          11.3  Sixty (60) Days' Notice. . . . . . . . . . . . . . . . . . . .13
          11.4  Fifteen (15) Days' Notice. . . . . . . . . . . . . . . . . . .14
          11.5  Operation of the Law.. . . . . . . . . . . . . . . . . . . . .15
          11.6  Termination Liability. . . . . . . . . . . . . . . . . . . . .15
          11.7  SUZUKI Option to Repurchase. . . . . . . . . . . . . . . . . .16
          11.8  Application of Credit. . . . . . . . . . . . . . . . . . . . .17

12. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
          12.1  Indemnification by SUZUKI. . . . . . . . . . . . . . . . . . .17
          12.2  Indemnification by DEALER. . . . . . . . . . . . . . . . . . .18

13. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .18
          13.1  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .18
          13.2  Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . .19
          13.3  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
          13.4  Set Off. . . . . . . . . . . . . . . . . . . . . . . . . . . .19
          13.5  No Assignment. . . . . . . . . . . . . . . . . . . . . . . . .19
          13.6  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

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          13.7  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
          13.8  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .19
          13.9  Modification . . . . . . . . . . . . . . . . . . . . . . . . .20
          13.10 Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . .20
          13.11 Partial Invalidity.. . . . . . . . . . . . . . . . . . . . . .20
          13.12 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . .20

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                    Suzuki Dealer Sales and Service Agreement
                               STANDARD PROVISIONS

The following Standard Provisions have been made a part of, and are incorporated by reference, in the American Suzuki Motor Corporation Dealer Sales and Service Agreement and shall apply to and govern the transactions, dealings, and relations between SUZUKI and DEALER.

     1.   DEFINITIONS
     For the purpose of this Agreement the following terms set forth below shall be defined as indicated:


            (a) "Accessories": All accessories for Suzuki Vehicles as defined in (o) herein below, distributed in the United States by SUZUKI.

            (b) "Agreement": This Agreement and the Dealer Application, Facility Standards Addendum, Dealer Minimum Standards Addendum and Dealer Updates as may be issued from time to time.

            (c) "Dealership": The business of the DEALER located at the designated Dealer Premises.

            (d) "Dealer Application": The signed application of the DEALER presented to SUZUKI which will become part of this Agreement when approved by SUZUKI.

            (e) "Dealer Minimum Standards Addendum": The written requirements executed by DEALER and SUZUKI, as amended from time to time by SUZUKI, setting forth the minimum qualifications required by SUZUKI for appointment as a Suzuki Dealer and DEALER's representations as to its fulfillment of those qualifications relied upon SUZUKI for DEALER's appointment as an authorized Suzuki Dealer. In conjunction with the Facility Standards Addendum, it constitutes the criteria by which SUZUKI shall evaluate DEALER's performance to determine whether DEALER qualifies for renewal(s) of its Suzuki Dealership. The Dealer Minimum Standards Addendum has been incorporated by reference and is part of this Agreement as though set forth in full herein.

            (f) "Dealer Premises": The specific premises approved for the Dealership by SUZUKI.

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            (g)  "Dealer Prices":  The prices in effect at the time of delivery of Suzuki Products as set forth in the Dealer Price Lists that will be charged by SUZUKI to the DEALER exclusive of any charges for transportation, taxes or any other charges.

            (h) "Dealer Price Lists": The price lists issued by SUZUKI for Suzuki Products as defined in (n) herein below, as amended from time to time by SUZUKI.

            (i) "Dealer Updates": Addendums to the Agreement pursuant to the terms of this Agreement, issued from time to time by SUZUKI to clarify and explain procedures and programs to be followed by the DEALER in the operation of the Suzuki Dealership. The Updates shall be incorporated as part of this Agreement as they are issued.

            (j) "Facility Standards Addendum": The written standards for facilities, as amended from time to time by SUZUKI, setting forth the criteria with respect to the physical facilities which DEALER is required to establish and maintain and which was relied upon by SUZUKI in its appointment of DEALER as an authorized Suzuki Dealer. The Facility Standards Addendum, in conjunction with the Dealer Minimum Standards Addendum constitutes the criteria by which SUZUKI shall evaluate DEALER's performance to determine whether DEALER qualifies for renewal(s) of its Suzuki Dealership. Said Facility Standards Addendum shall become part of this Agreement upon execution of the Agreement by SUZUKI.

            (k) "Manufacturer's Suggested Retail Price": Any suggested retail price for any Suzuki Product as issued by SUZUKI from time to time.

            (l) "Owner(s)": The beneficial owner(s) of the Dealership, listed in this Agreement.

            (m) "Parts": All parts for the Four Wheel Vehicles, which are the subject of this Agreement, and/or accessories therefor distributed in the United States by SUZUKI.

            (n) "Suzuki Products": Suzuki Four Wheel Vehicles manufactured for highway use by Suzuki Motor Co., Ltd. including automobiles, trucks, vans, and four wheel drive vehicles and their successors and the parts and accessories therefor distributed in the United States

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                 (except Hawaii) by SUZUKI.  Whenever the term "Suzuki Products"
                 is used in this Agreement, it shall be construed as defined herein.

            (o) "Suzuki Vehicles": All Suzuki automobiles, trucks, vans and four wheel drive vehicles for highway use and their successors manufactured by Suzuki Motor Co., Ltd. and distributed in the United States (except Hawaii) by SUZUKI. This term specifically excludes all ATV recreational vehicles manufactured and distributed by SUZUKI. Whenever the term "Suzuki Vehicles" is used in this Agreement, it shall be construed as defined herein.

            (p) "Suzuki Warranty": The warranty issued from time to time by SUZUKI with respect to Suzuki Products and any revisions or supplements thereto.

     2.     PLACE OF BUSINESS

     2.1 LOCATION. The DEALER shall be responsible for selling, leasing and servicing at retail the Suzuki Products, but only at the Dealer Premises described in this Agreement by the Facility Standards Addendum and the Dealer Minimum Standards Addendum. If the DEALER desires to change the location of the Dealership, or any part of its operation, prior written approval from SUZUKI must be obtained. Failure to obtain such prior approval shall be a material breach of this Agreement and shall constitute grounds for its termination.

     2.2 IDENTIFICATION AND SIGNS. Subject to applicable government statutes, ordinances, rules and regulations, DEALER shall buy from SUZUKI, or from sources designated by SUZUKI, and erect and maintain in good working order on the Dealership Premises, entirely at DEALER's expense, authorized sales and service signs conforming to the requirements established and approved by SUZUKI. DEALER shall obtain and maintain any licenses or permits necessary to erect and maintain such signs. Failure to obtain, erect, maintain, repair, illuminate and prominently display such signs in a manner approved by SUZUKI shall constitute grounds for termination of this Agreement.

     2.3 BUSINESS HOURS. The DEALER shall operate the Dealership in an efficient and businesslike manner during the retail and service hours customary for the DEALER's trade and the area in which the Dealership is located.

     3.     RETAIL SALES

     3.1 SUZUKI PRODUCTS AND TRADENAMES. Subject to and in accordance with the terms and conditions of this Agreement, the DEALER shall have the nonexclusive right to:


            (a) Purchase from SUZUKI, for sale at retail only, Suzuki Products; and

            (b) Identify itself as an authorized Suzuki Dealer by displaying the various tradenames, trademarks and service marks and any other word or design marks that SUZUKI uses in connection with or with respect to the Suzuki Products.

     3.2 PERSONNEL. The DEALER shall at all times employ competent and adequate personnel to sell and service the Suzuki Products in a manner satisfactory to SUZUKI. Upon request to do so by SUZUKI, the DEALER, at its own expense, shall send its personnel to any training seminars organized and carried out by SUZUKI.

     3.3 INVENTORY RESPONSIBILITY. The DEALER shall maintain at all times an adequate stock of new, undamaged, and marketable Suzuki Products for display, demonstration, sale and servicing. Further, the DEALER shall maintain an adequate supply of tools for servicing the Suzuki Products.

     3.4 STANDARD ACCOUNTING SYSTEM. It is mutually beneficial to DEALER and SUZUKI that DEALER keep and maintain standard accounting systems and practices. Therefore, DEALER agrees to maintain its records based upon commonly accepted accounting principles and to establish and maintain a standard accounting system and practices in accordance with the Suzuki Automotive Standard Accounting System established and designated by SUZUKI for use by all Suzuki Dealers, as the same may from time to time be amended, revised or supplemented. DEALER further agrees to provide to SUZUKI by the tenth (10th) day of each month, in the manner and form prescribed by SUZUKI, complete and accurate financial and operating statements covering the preceding month and showing calendar year-to-date operations of the Suzuki Dealership.

     3.5 SALES RECORDS AND REPORTS. DEALER shall keep an accurate record of its sales of Suzuki Products, in conformity with any statutory and regulatory requirements.

     3.6 RETAIL DELIVERY REPORT. DEALER shall immediately upon delivery of a Suzuki Vehicle to a retail purchaser complete and transmit to SUZUKI a report of the retail sale called the "Retail Delivery Report" and furnish SUZUKI with other reports or records as may be reasonably required by SUZUKI in its sole discretion.

     3.7 DEALER REPORTS. DEALER shall furnish reports of its sales and inventory at intervals no greater than ten (10) days each for each calendar month on the forms provided by SUZUKI. DEALER shall also furnish such reports concerning its financial condition as SUZUKI may reasonably request, including monthly financial statements, accurately reflecting Suzuki Dealership operations.

     3.8 ELECTRONIC DATA PROCESSING REQUIREMENTS. In order to promote prompt and accurate reporting of relevant Dealership operational and financial information as SUZUKI may require hereunder, DEALER agrees to install and maintain electronic data processing equipment which is compatible with SUZUKI's computer network as it may from time to time be modified, updated or supplemented.

     3.9 DEALER DIRECTIVES. DEALER shall faithfully comply with SUZUKI's existing and future directives, bulletins and manuals pertaining to the sale and servicing of Suzuki Products.

     3.10 PROMOTIONS. To further expose and popularize the name "Suzuki" and the "Suzuki" Vehicles, SUZUKI may from time to time sell Suzuki Products directly to non-dealers for use in promotions of unrelated merchandise through "give away", "premium", and other forms of promotional programs or in payment for media advertising. DEALER shall cooperate by rendering pre-delivery inspections, delivery and warranty services in connection with such sales, for which DEALER will be compensated at the rates established therefor by SUZUKI.

     3.11 SUZUKI PRODUCT ORDERS. All orders for Suzuki Products shall be submitted in writing by the DEALER to SUZUKI in accordance with Suzuki directives and on the forms that SUZUKI shall supply. All orders are subject to acceptance by SUZUKI's home office in whole or in part. All orders submitted by DEALER shall be binding upon DEALER unless and until they are rejected in writing by SUZUKI; provided, however, that in the event of a partial acceptance by SUZUKI, it is understood that DEALER shall no longer be bound in respect to the part of the order not accepted.

            SUZUKI will attempt to fill all pre-sold retail orders but cannot be held responsible for its failure to do so, nor for any lost profits or loss of business experienced by DEALER from SUZUKI's inability to supply any pre-sold order.


     3.12 DISTRIBUTION AND DELIVERY. SUZUKI shall endeavor, to the extent practicable, to deliver the new Suzuki Products ordered by DEALER and required in the fulfillment of DEALER's responsibilities under this Agreement. DEALER acknowledges that SUZUKI also has an obligation to endeavor to deliver Suzuki Products to other Suzuki Dealers who are also required by SUZUKI to fulfill their responsibilities under their Dealer Agreements with SUZUKI. Because of numerous factors that affect the distribution of the Suzuki Products and the relevance of such factors at any given time, SUZUKI does hereby reserve to itself discretion in applying such factors and in processing orders for Suzuki Products from its authorized Dealers. The judgment and decisions of SUZUKI, therefore, shall be final in all matters relating to the distribution and delivery of Suzuki Products to DEALER.

     3.13 FORCE MAJEURE. SUZUKI shall not be liable for failure to process or for any delay in processing orders for any Suzuki Products where such failure or delay is due, in whole or in part, to any of the following: 1) labor, material, transportation or utility shortage or curtailment; 2) Japanese or United States governmental regulation; 3) any import or export restriction; 4) discontinuance of sale by SUZUKI of the Suzuki Products ordered; 5) any labor trouble in the plants of Suzuki Motor Co., Ltd., or its suppliers or the transportation and distribution system used by SUZUKI; 6) any curtailment of production due to economic or trade conditions; or 7) any cause beyond the control of, or without the fault or negligence of, SUZUKI.

     3.14 SUGGESTED RETAIL PRICES. SUZUKI's Dealer Price Lists will set forth Suggested Retail Prices for the Suzuki Products. The DEALER is under no obligation to accept these Suggested Retail Prices and may sell for a different retail price. If DEALER sells at prices less than, or more than, those suggested, those sales will not affect its business relations with SUZUKI or any other person over whom SUZUKI has control or influence.

     3.15 TITLE. Title to Suzuki Products shall pass to the DEALER from SUZUKI only upon payment in full for the Suzuki Products shipped to DEALER. Until payment in full for Suzuki Products is made. SUZUKI retains all right, title, and a security interest in the Suzuki Products.

     3.16 SECURITY INTEREST. DEALER grants to SUZUKI a security interest in all Suzuki Products delivered to DEALER to secure repayment of any indebtedness owing from DEALER to SUZUKI. SUZUKI shall have all the rights of a secured creditor under the Uniform Commercial Code, including the right to take possession of Suzuki Products, without the necessity of legal process, to satisfy outstanding indebtedness. DEALER shall execute all documents and notices as may be required to perfect the security interest of SUZUKI under applicable laws.

     3.17 TERMINATION. Upon termination of this Agreement, SUZUKI may cancel any or all pending orders of DEALER for Suzuki Products, whether or not previously accepted by SUZUKI.

     4.     SERVICE

     4.1 SERVICE RECORDS. DEALER shall keep an accurate record of its servicing, in conformity with any requirements in the Suzuki Warranty Manual, Dealer Updates and any statutory and regulatory requirements.

     4.2 RECOMMENDED SERVICE PROCEDURES. DEALER shall faithfully comply with SUZUKI's existing and future directives, bulletins and manuals pertaining to the sale and servicing of Suzuki Products.

     4.3 RECORDS AND MANUALS. DEALER shall maintain and keep updated all manuals, bulletins and records received from SUZUKI. DEALER and its service personnel will have available and be familiar with all service and maintenance manuals provided by SUZUKI.

     4.4 SERVICE SCHOOLS. DEALER will send Dealer personnel to and participate in, service training classes, service schools, seminars and other dealer employee training courses as provided by SUZUKI from time to time. DEALER acknowledges the need for such school and training to keep current on all Suzuki Products for the protection of DEALER's customers.

     4.5 SERVICE PERSONNEL. Service personnel in the Dealership will be competent and adequate to handle all service work of the DEALER's customers. DEALER accepts the responsibility to provide fast, efficient and accurate service work to its customers. From time to time, SUZUKI will make suggestions regarding the improvement and upgrading of DEALER's Service Department and personnel; however, DEALER is solely responsible for all work performed in its Service Department by its service personnel.

     4.6 RECALL PROCEDURES. If at any time DEALER receives from SUZUKI a notification of certain procedures that DEALER is to follow concerning a recall of any Suzuki Product in conformance with the requirements of the National Highway Traffic Safety Act or Consumer Product Safety Commission or any other governmental agency, DEALER shall comply with it. If for any reason DEALER fails or refuses to comply with the procedures outlined in any Suzuki recall notice, DEALER shall be in violation of this Agreement. DEALER acknowledges the necessity of complying with recall notices to insure the protection of the consumer and to comply with government laws, rules and regulations.

     4.7 DEALER DISTRIBUTED LITERATURE. If the state in which the DEALER is franchised institutes programs which require distribution of material such as Lemon Law disclosures, Consumer Rights brochures or general notices, the DEALER shall in accordance with SUZUKI instructions complete, execute and deliver said material.

     4.8 NOTICE OF COMPLAINTS. If at any time the DEALER receives any customer complaints which apply to any consumer protection laws, rules or regulations, the DEALER agrees to provide prompt notice to SUZUKI of such complaints and take steps that SUZUKI may reasonably require. The DEALER agrees to perform in a manner that will not adversely affect SUZUKI's rights under such laws, rules and regulations.

     5.     CAPITALIZATION

     5.1 NET WORKING CAPITAL. Dealer agrees to establish and maintain actual net working capital which in SUZUKI's judgment is sufficient to allow the DEALER to effectively perform his obligations under the Agreement.

     5.2 FLOORING AND LINES OF CREDIT. At all times during the term of this Agreement, it is DEALER's sole responsibility, which DEALER hereby accepts and to which he agrees, to obtain and maintain adequate flooring arrangements and lines of credit with a reputable financial institution acceptable to SUZUKI to ensure the availability of sufficient funds to meet DEALER's needs for payment of Suzuki Products ordered by DEALER from SUZUKI.

     6.     CREDIT, FINANCE AND PAYMENTS.

     6.1 SALES. All sales to DEALER will be at Dealer Prices published by SUZUKI in the Dealer Price Lists.

     6.2 PAYMENT FOR SUZUKI VEHICLES. Unless financing is arranged with respect to a particular shipment in advance, all payments for Suzuki vehicles shall be made in full at the time of shipment.

     6.3 OPEN ACCOUNT. DEALER may order Suzuki Products, promotional and miscellaneous items, other than Suzuki Vehicles, on open account, so long as SUZUKI determines DEALER is credit qualified. DEALER agrees to pay for all items billed to its open account per monthly itemized statements. DEALER agrees to pay all late charges, interest, attorneys' fees, court costs and expenses that may be incurred as a result of default on DEALER's open account obligations. Upon default, SUZUKI may suspend or terminate DEALER's open account. SUZUKI may offset any credits due DEALER against debits for sums due SUZUKI.

     6.4 SECURITY INTEREST. DEALER grants to SUZUKI a security interest in all Suzuki Products delivered to DEALER to secure repayment of any indebtedness owing from DEALER to SUZUKI. SUZUKI shall have all the rights of a secured creditor under the Uniform Commercial Code, including the right to take possession of Suzuki Products, without the necessity of legal process, to satisfy outstanding indebtedness. DEALER shall execute all documents and notices as may be required to perfect the security interest of SUZUKI under applicable laws.

     6.5 TITLE. Title to Suzuki Products passes to DEALER from SUZUKI only upon payment in full for the Suzuki Products shipped to DEALER.

     6.6 COSTS OF RETURN. In the event DEALER's inventory of Suzuki Products is repossessed or returned to SUZUKI or to a financial institution for repurchase by SUZUKI, DEALER agrees to pay reasonable handling costs incurred by SUZUKI according to SUZUKI policy in effect at the time of the return.

     6.7 EFFECT OF TERMINATION. Termination of this Agreement, in whatever manner, shall not release DEALER from any obligations or indebtedness owing to SUZUKI.

     7.     ADVERTISING

     7.1 ADVERTISING STANDARDS. SUZUKI and DEALER recognize the need to maintain at all times the highest ethical standards in advertising and which evoke an image consistent with the quality and reputation that SUZUKI and Suzuki Products enjoy in order to maintain public confidence in, and respect for, DEALER, SUZUKI and Suzuki Products. Accordingly, DEALER shall not publish, nor cause or permit to be published, advertising relating to Suzuki Products which is not in compliance with all federal, state and local laws, ordinances, rules and regulations or that is likely to mislead or deceive the public or impair the goodwill, good name and reputation of SUZUKI, Suzuki Motor Co., Ltd. or Suzuki Products. If SUZUKI, in its sole judgment, determines that any of DEALER's advertising is inappropriate or which may be injurious to SUZUKI's reputation or to the business of SUZUKI or DEALER, it shall so advise DEALER. Upon receipt of such notice, DEALER agrees to immediately discontinue all such inappropriate advertising.

     7.2 PARTICIPATION. DEALER shall participate in any existing or future cooperative advertising program with SUZUKI. DEALER shall use its best efforts to promote and sell Suzuki Products. In that regard, DEALER shall also maintain an effective advertising program aimed at enhancing the sale of Suzuki Products.

     7.3 VOLUNTARY DEALER COOPERATIVE ADVERTISING ASSOCIATION. SUZUKI and DEALER recognize the benefits which may be derived from a comprehensive, joint advertising effort by Suzuki dealers. Accordingly, DEALER may, if DEALER elects to do so on a completely voluntary basis, participate in the formation and effective operation of a voluntary cooperative dealer advertising association. Each Suzuki Dealer Advertising association will finance its advertising programs through the voluntary assessment of a fixed charge of no less than 2% or $150.00 of the total dealer price per vehicle, excluding freight, for each new Suzuki vehicle purchased by Suzuki Dealers who voluntarily choose to participate as members of an advertising association. As a service to the dealer association, SUZUKI will collect the agreed upon charge, provided that the dealer association maintains control over both the amount of the assessment and manner in which such funds will be expended.

     8.     TRANSPORTATION

     8.1 DELIVERY. SUZUKI shall select the distribution points, carriers and methods of transportation in effecting delivery of Suzuki Products to DEALER. DEALER agrees to reimburse SUZUKI for any delivery, freight handling and other charges which appear on SUZUKI's invoice to DEALER.

     8.2 REFUSAL OF DELIVERY. If SUZUKI is required to divert any Suzuki Products ordered by DEALER because of DEALER's failure or refusal to accept such product, DEALER assumes responsibility for, and will pay charges incurred by SUZUKI as a result of such diversion. In addition, DEALER shall pay all charges for storage and other charges related to such diversion.

     8.3 FORCE MAJEURE. Although SUZUKI will use due diligence to promptly ship orders accepted by it, SUZUKI shall not be liable for any delay in shipment caused by a shortage of supply, riot, war, government regulation, willful acts of a third party, labor problems, import or export restriction, acts of God, or any other cause beyond SUZUKI's control. It is understood and agreed that SUZUKI will attempt to fill all orders accepted by it, but SUZUKI takes no responsibility for failure to fill any of DEALER's orders.

     8.4 RISK OF LOSS. Notwithstanding the reservation of title in SUZUKI as provided in Paragraphs 3.15, 6.04 and 6.05, all risks with respect to the Suzuki Products shall pass to and be assumed by DEALER at the time of delivery to the DEALER, or its agents, or to the carrier of the Suzuki Products. DEALER shall insure Suzuki Products upon delivery to DEALER against all risks and perils at DEALER's own expense.

     8.5 PRODUCT RETURN. SUZUKI will not accept the return of Suzuki Products except in cases where SUZUKI has agreed in writing to do so where required by State law. Upon receipt of such written authorization from SUZUKI, DEALER may return Suzuki Products under the following conditions:

            (a)  DEALER shall pay all transportation and handling charges; and

            (b) DEALER shall pay to SUZUKI a restocking charge in accordance with the terms and conditions of SUZUKI policy in effect at the time of return.

     9.     PRODUCT WARRANTY

     9.1 WARRANTY RECORDS. DEALER shall keep an accurate record of its warranty servicing of Suzuki Products, in conformity with any requirement in the Dealer

            Updates, Warranty Manual and any statutory and regulatory requirements.

     9.2 WARRANTY RESPONSIBILITY. DEALER shall diligently perform all warranty and servicing obligations in accordance with the scale of remuneration established by SUZUKI from time to time, whether or not the DEALER sold the Suzuki Products to the customer requiring such servicing.

     9.3 DEALER OBLIGATION. DEALER acknowledges its obligation to, and shall provide all warranty service, consistent with the Suzuki Limited Warranty applicable to each Suzuki Product, regardless of the origin of purchase of said Suzuki Product.

     9.4 WARRANTY SERVICE AND CREDIT. DEALER will install any replacement parts and make certifications or verifications, perform maintenance and service, and do all other things that may be required under the terms of the Suzuki Limited Warranty, or inspection, correctional, or recall campaigns. SUZUKI will credit DEALER's account for warranty service and inspection, corrections or recalls DEALER performs at the request of SUZUKI.

     9.5 NO OTHER WARRANTIES. DEALER acknowledges that the Suzuki Limited Warranty is the only warranty made or deemed to have been made by SUZUKI or Suzuki Motor Co., Ltd. and that neither DEALER, nor its agents or employees, are authorized to extend or enlarge upon the Suzuki Limited Warranty by any oral or written means. DEALER further acknowledges that SUZUKI will not assume nor authorize any person to assume on its behalf, any other obligation of liability in regard to the Suzuki Products.

     10.    PARTS

     10.1 INVENTORY. DEALER agrees to maintain an adequate inventory of Suzuki Parts to fulfill customer service and warranty requirements. If, in the sole judgment of SUZUKI, DEALER fails to maintain an adequate inventory of Suzuki Parts to satisfy customer needs, such failure will constitute a violation of this Agreement.


     10.2 GENUINE SUZUKI REPLACEMENT PARTS. DEALER will not sell any part to a customer as a Suzuki Part, unless it is a genuine Suzuki Part. If DEALER does so, it shall be a violation of this Agreement.

     10.3 SHIPMENT ACCEPTANCE. DEALER will accept all shipments of Suzuki Parts ordered by it. In the event of an error in a shipment by SUZUKI, the DEALER must submit a parts discrepancy report and receive prior written approval of SUZUKI before returning the parts.

     11.    TERMINATION

     11.1 TERMINATION BY DEALER. DEALER may terminate this Agreement by serving thirty (30) days' written notice of termination on SUZUKI.

     11.2 TERMINATION BY SUZUKI. In the event that DEALER breaches or violates any of the duties, obligations or responsibilities set forth herein or any of the terms, conditions or undertakings in the Dealer Application, Dealer Updates, the Facility Standards Addendum or the Dealer Minimum Standards Addendum, SUZUKI may terminate this Agreement by giving the DEALER written notice as provided below. SUZUKI need not state all grounds on which it relies for its termination of DEALER. SUZUKI's failure to refer to additional grounds for termination shall not constitute a waiver of its right to rely on such grounds.

     11.3 SIXTY (60) DAYS' NOTICE. SUZUKI may terminate this Agreement with sixty (60) days' notice after the occurrence of any of the following events:

            (a) A disagreement or personal difficulty between or among the owners, partners, shareholders, officers or managers of DEALER that, in the opinion of SUZUKI, may adversely affect the ownership, operation, management or business of DEALER, or the presence in the management of DEALER of any person who, in the opinion of SUZUKI, does not have or no longer has the requisite qualifications for his position;

            (b) Any change in the legal or beneficial ownership or control of DEALER without the prior written consent of SUZUKI to such changes, or any misrepresentation thereof;

            (c) The death, incapacity, removal, resignation, withdrawal, elimination or disassociation from DEALER of any owner, partner, shareholder, officer or manager identified herein;

            (d) Failure of DEALER to properly obtain, erect, maintain, repair and illuminate signs and other displays in a manner approved by SUZUKI as required under the provisions of this Agreement;

            (e) DEALER's failure to honor any commitment made to SUZUKI including, but not limited to, those made in the Facility Standards Addendum, Dealer Minimum Standards Addendum, Dealer Updates or any other document incorporated by reference herein;

            (f) DEALER's failure to submit any reports, financial or otherwise, required by SUZUKI hereunder, or in any Update;

            (g) DEALER's financial condition becoming such that, in the opinion of SUZUKI, DEALER is unable to carry out his obligations hereunder satisfactorily;

            (h) The failure on the part of DEALER to pay any account, including any monies for Suzuki Satisfaction System Contracts sold, owing to SUZUKI when due;

            (i) (Any agreement, understanding or contract entered into by DEALER, oral or written, with any other Dealer or Dealers for the purpose of fixing retail prices of Suzuki Products;

            (j) (The imposition of a levy against DEALER under attachment, garnishment, execution or other similar process, except those garnishments or executions pertaining to obligations of DEALER's employees; or

            (k) Any assignment or attempted assignment of this Agreement or any part thereof without the prior written consent of SUZUKI.

     11.4 FIFTEEN (15) DAYS' NOTICE. SUZUKI may terminate this Agreement with fifteen (15) days' written notice after the occurrence of any of the following events:

            (a) DEALER or any of its owners, partners, shareholders, officers or managers engaging in any practice or conduct or being convicted of any felony or the violation of any law that, in the opinion of SUZUKI, may adversely affect the operation or business of the DEALER or be injurious to the goodwill or reputation of SUZUKI, Suzuki Products or other Suzuki Dealers;

            (b) The closure of the Dealership for any reason for a period in excess of ten (10) days;

            (c) Any change in the location of the Dealer Premises or any portion of its operation without the prior written consent of SUZUKI;

            (d) Any submission by DEALER of a false or fraudulent application, and/or any supporting claim or statement of SUZUKI, for payment by SUZUKI related to warranty repairs, special or recall adjustments performed by the DEALER, or for any other discount, allowance, refund, or credit under any plan, provision or program offered by SUZUKI to the DEALER whether or not the DEALER offers or makes to SUZUKI or SUZUKI seeks or obtains from the DEALER restitution of any payment made to the DEALER on the basis of any false or fraudulent applications, claims or statements;

            (e) Any sale or attempted sale of Dealership by DEALER without the prior written approval of SUZUKI;

            (f) The insolvency of the DEALER, the filing of a voluntary petition in bankruptcy by the DEALER, the filing of an involuntary petition to have DEALER declared bankrupt, the appointment of receiver or trustee for the DEALER, or the execution by DEALER of any assignment for the benefit of creditors;

            (g)  Any bulk sale or the attempted sale of the Dealership assets;
                 or

            (h) The dissolution of the Dealership if the Dealership is a corporation or a partnership.

     11.5 OPERATION OF THE LAW. Notwithstanding the provisions above, the Agreement will terminate automatically and without notice from either party in the event of the occurrence of any of the following:

            (a) The failure of DEALER to obtain any license required for the operation of the Dealership in any jurisdiction where this Agreement is performed; or

            (b) The failure of DEALER to secure or maintain the license or renewal thereof, or the suspension or revocation or the license, irrespective of the cause or reason.

     11.6 TERMINATION LIABILITY. Upon termination, DEALER shall cease to be an authorized Suzuki Dealer and shall:

            (a) Pay forthwith to SUZUKI all sums then outstanding and owing by DEALER to SUZUKI;

            (b) Allow SUZUKI to audit DEALER's records with regard to its sales of the Suzuki Satisfaction System contracts and pay forthwith to SUZUKI all sums due and owing for any and all Suzuki Satisfaction System contracts sold for which monies have not been paid by DEALER. DEALER agrees that SUZUKI shall have the right to debit DEALER's parts account for any such sums due and owing on Suzuki Satisfaction System contracts sold by DEALER;

            (c) Remove forthwith, at its own expense, all SUZUKI signs which are displayed at Dealer's Premises;

            (d) Refrain from all further use whatsoever of any tradename, trademark, logo, service mark, or any word or design that SUZUKI has used or uses in connection with or with respect to Suzuki Products, including in its stationery and other printed material and, if necessary, including changing its corporate or business name;

            (e) Cease representing itself as an authorized Suzuki Dealer for Suzuki Products; and

            (f) Return to SUZUKI all technical and/or service literature, advertising and other printed material in DEALER's possession which relate to Suzuki Products.

     11.7 SUZUKI OPTION TO REPURCHASE. Upon the termination of this Agreement, SUZUKI shall have the option to purchase from DEALER, free and clear of all liens, charges and encumbrances, any of the following:

            (a) New, unused, unaltered, undamaged, unlicensed and marketable current model Suzuki Vehicles, with mileage of 100 miles or less, which were purchased by DEALER from SUZUKI, and are in DEALER's inventory, at DEALER's vehicle price less destination charges and any voluntary advertising associated assessments made on behalf of a Suzuki Advertising Association. SUZUKI shall pick up said Suzuki Vehicles and pay all transportation charges for return of said vehicles; and

            (b) The new, current model Suzuki Parts and Accessories at SUZUKI's invoice price to DEALER, less SUZUKI's prevailing restocking charge, but only if delivered by DEALER at DEALER's expense, to SUZUKI's Parts Warehouse located nearest DEALER provided however, that these Suzuki Parts and Accessories must be in a new, unused, undamaged and saleable condition and in the original package and original package quantity; provided further, that SUZUKI will not purchase any Suzuki Parts or Accessories which SUZUKI deems to be obsolete.

     11.8 APPLICATION OF CREDIT. If SUZUKI exercises its option to repurchase, any indebtedness owed by DEALER to SUZUKI may be applied against the purchase price and the balance if any, owing to DEALER shall be paid to DEALER only after verification by SUZUKI of the inventory of purchased Suzuki Products.


     12.    INDEMNIFICATION

     12.1 INDEMNIFICATION BY SUZUKI. SUZUKI agrees to assume the defense of DEALER and to indemnify and hold DEALER harmless in any lawsuit naming DEALER as a defendant and involving any Suzuki Product when the lawsuit involves allegation of:

            (a) Breach of Suzuki warranty, or bodily injury or property damage arising out of any occurrence allegedly caused solely by a defect in design, manufacture or assembly of a Suzuki Product (except for tires), provided that the defect could not reasonably have been discovered by DEALER during the required pre-delivery service of the Suzuki Product;

            Provided:

            (b) The DEALER delivers to SUZUKI, within ten (10) days of the service of any summons or complaint, copies of such documents, and requests in writing a defense and/or indemnification;

            (c) That the complaint does not involve allegations of DEALER misconduct, including but not limited to, improper or unsatisfactory service or repair, misrepresentation, or any claim of DEALER's unfair or deceptive trade practice;

            (d) That the Suzuki Product which is the subject of the lawsuit was not altered by or for DEALER;

            (e) The DEALER agrees to cooperate fully in the defense of such action as SUZUKI may reasonably required; and

            (f) The DEALER agrees that SUZUKI may offset any recovery on DEALER's behalf against any indemnification that may be required hereunder.

     12.2 INDEMNIFICATION BY DEALER. DEALER agrees to assume the defense of SUZUKI and to indemnify and hold it harmless in any lawsuit naming SUZUKI as a defendant when the lawsuit involves allegations of:

            (a) DEALER's alleged failure to comply, in whole or in part, with any obligation assumed by DEALER pursuant to this Agreement;

            (b) DEALER's alleged negligent or improper repair or servicing of a new or used Suzuki Vehicle or equipment, or such other motor vehicles or equipment as may be sold or serviced by DEALER;

            (c) DEALER's alleged breach of any contract or warranty other than that provided by SUZUKI;

            (d) DEALER's alleged misleading statements, misrepresentations, or deceptive or unfair trade practices; and

            (e) Any modification or alteration made by or on behalf of DEALER to Suzuki Product, except those made pursuant to the express instruction or with the express approval of SUZUKI.

            Provided:

            (f) That SUZUKI delivers to DEALER, within ten (10) days of the proper service of any summons or complaint, copies of such documents, and requests in writing a defense and/or indemnification;

            (g) That SUZUKI agrees to cooperate fully in the defense of such action as DEALER may reasonably require; and

            (h) That the complaint does not involve allegations of liability premised upon separate SUZUKI conduct or omissions.

     13.    MISCELLANEOUS PROVISIONS

     13.1 INSURANCE. DEALER shall maintain at its own expense adequate insurance against all types of risk and liability, including without limitation, personal liability insurance. Such insurance shall be with an accredited and reputable company. DEALER shall annually furnish SUZUKI with certification for such insurance with evidence showing that premiums have been paid in full.

     13.2 EXPENSES. Except as set forth herein, SUZUKI shall not be under any liability whatsoever for any expenditure made or expense incurred by DEALER with respect to DEALER's performance of its obligations pursuant to this Agreement.

     13.3 TAXES. DEALER agrees that it shall be responsible for and shall pay any and all sales taxes, use taxes, excise taxes, and other governmental charges whenever imposed, levied or based upon the sale of Suzuki Products by SUZUKI to DEALER and DEALER shall keep accurate and current records of the foregoing for reporting purposes.

     13.4 SET OFF. In addition to any other specific rights of set off otherwise provided in documents affecting DEALER and SUZUKI, SUZUKI shall have the right to set off any sums or accounts due or to become due from DEALER to SUZUKI against any sums or accounts due or to become due from SUZUKI to DEALER.

     13.5 NO ASSIGNMENT. This Agreement, based on mutual trust between DEALER and SUZUKI, may not be assigned or transferred by DEALER without the prior written consent of SUZUKI. Any purported assignment without the prior written consent of SUZUKI is null and void.

     13.6 WAIVER. The waiver by either party of any breach or violation or any provision of this Agreement shall not be deemed to be a waiver by that party of any subsequent breach or violation of any other provision herein.

     13.7 NOTICE. Whenever a notice, demand or other document is required or permitted to be given by the terms of the Agreement, or any document incorporated by reference, it shall be deemed sufficiently given if delivered personally or by prepaid ordinary mail at the addresses set forth for SUZUKI and DEALER on page one (1) of this Agreement. The addresses set forth may be changed from time to time by notice in writing. Any notice or other document, if sent by mail, shall be deemed to have been given to, and received by the party to whom it was sent as of the date of mailing.

     13.8 SURVIVAL. The obligations of DEALER upon termination as set forth in Section 11.00 of this Agreement shall survive the termination of this Agreement. Any termination of this Agreement shall be without prejudice to rights accruing hereunder, provided however, that DEALER agrees that SUZUKI shall not by reason of any termination, be liable to DEALER for any compensation, reimbursement, damages or expenses arising from such termination.

     13.9 MODIFICATION. Any modification or amendment to this Agreement, other than by amendments to the Facility Standards Addendum, the Dealer Minimum Standards Addendum and Dealer Updates and transactions under which credit is extended by SUZUKI to DEALER, must be executed in the same manner as the Agreement itself.

     13.10 ARBITRATION. All disputes between the parties arising out of or in any way related to this Agreement or the business relationship between the parties shall be subject to and resolved by binding arbitration according to the rules and under the administration of the American Arbitration Association. The site of the arbitration shall be in any federal judicial district where venue would be appropriate under federal law, without regard to the amount allegedly in controversy.

            The law of the State of California shall apply; however, the arbitrator shall not have the power to award exemplary or punitive damages. Nothing in this Agreement to arbitrate shall be construed to prevent either party's use of a court forum for receivership, injunction, repossession, replevin, sequestration, seizure, attachment or other provisional remedies allowed in law or equity. Any award shall be enforceable in any state or federal court having jurisdiction thereof.

     13.11 PARTIAL INVALIDITY. If any provision of this Agreement is invalid under or in conflict with the laws of any jurisdiction where this Agreement is to be performed, such provision shall be deemed to be deleted and the remaining provisions of this Agreement shall remain valid and binding.

     13.12 ATTORNEYS' FEES. If SUZUKI is required to retain an attorney to enforce its rights under the terms of this Agreement, SUZUKI shall be entitled to reasonable attorneys' fees.